EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
GLOBAL PARTNERS LP

        This Certificate of Limited Partnership, dated February 10, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

  1.
  Name. The name of the limited partnership is Global Partners LP.

  2.
  Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

    Corporation Service Company
    2711 Centerville Road, Suite 400
    Wilmington, DE 19808-1645

    The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

    Corporation Service Company
    2711 Centerville Road, Suite 400
    Wilmington, DE 19808-1645

  3.
  General Partner. The name and the business address of the sole general partner are:

    Global GP LLC
    800 South Street
    P.O. Box 9161
    Waltham, MA 02454

        EXECUTED as of the date written first above.

Global GP LLC
By:	/s/ EDWARD FANEUIL Edward Faneuil Authorized Person